EXHIBIT A

Response to Item 5(c) — Trading History

Entity	Trade Date	Side	Amount	Price Per Share
Galleon Buccaneer’s Offshore, Ltd.	9/22/2008	Buy	2,000	5.9999
	9/24/2008	Buy	7,500	5.9344